Exhibit 16(vii) under Form N-1A
Exhibit 99 under Item 601/Reg.S-K





Schedule for Computation      Initial
of Fund Performance Data      Invest of:   $1,000
                              Offering
G P TAX-FREE BOND FUND        Price/
                              Share=       $10.31
Return Since Inception
  ending 2/28/98              NAV=         $10.00

FYE:  August 31
                                           Begin                             Capital   Reinvest    Ending                  Total
DECLARED: DAILY               Reinvest     Period           Dividend         Gain      Price       Period        Ending    Invest
PAID:  MONTHLY                Dates        Shares           /Share           /Share    /Share      Shares        Price     Value
                              10/31/97     96.993           0.035378735      0.00000   $10.00      97.336        $10.00    $973.36
                              11/30/97     97.336           0.034556697      0.00000   $10.00      97.673        $10.00    $976.73
                              12/31/97     97.673           0.035801221      0.00000   $10.08      98.020        $10.08    $988.04
                              1/31/98      98.020           0.036234500      0.00000   $10.12      98.371        $10.12    $995.51
                              2/28/98      98.371           0.032807795      0.00000   $10.09      98.690        $10.09    $995.79

$1,000 (1+T) =                End Value
T =                           -0.41%


